Exhibit 10.1
VALARIS LIMITED
2021 MANAGEMENT INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR
NOTICE AND ACCEPTANCE OF RESTRICTED STOCK UNIT AWARD

You have been granted the following award (the “Award”) of Restricted Stock Units (“RSUs”) and Dividend Equivalents pursuant to the Valaris Limited Management Incentive Plan (as the same may be amended, the “Plan”). Each RSU represents the right to receive one common share, par value $0.01 per share, of Valaris Limited, an exempted company incorporated under the laws of the Bermuda (the “Company”) or the cash value of one Share as set forth in the Agreement (as defined below).

Name of Grantee:            [__] (the “Grantee”)

Total Number of RSUs Granted: [ ]
An equivalent number of tandem Dividend Equivalents are granted in conjunction with the grant of RSUs.

Date of Grant:                [__]

Vesting Schedule:    [Subject to the Grantee’s continuous service as a director of the Company through each such date (each, a “Vesting Date”), the RSUs shall vest in three installments as follows: [__] RSUs on the first anniversary of the Grant Date; [ ] RSUs on the second anniversary of the Grant Date; and [__] RSUs on the third anniversary of the Grant Date.]

[Subject to the Grantee’s continuous service as a director of the Company through such date (the “Vesting Date”), the RSUs shall vest in full on the earlier of (i) the first anniversary of the Grant Date or (ii) the next Annual Meeting of the Company’s Shareholders that follows the Grant Date.]

The terms of the Award referenced herein are subject to the provisions of this Notice and Acceptance of Restricted Stock Unit Award (the “Grant Notice”), the attached Non-Employee Director Restricted Stock Unit Award Agreement Terms and Conditions (including any applicable country-specific provisions contained in any Appendix attached thereto) (the “Terms and Conditions,” and together with this Grant Notice, the “Agreement”), and the Plan. Capitalized terms not otherwise defined in the Agreement shall have the meanings given to them given to them in the Plan.

The Terms and Conditions are provided herewith. The Plan and Plan prospectus are available to you through the Corporate Compensation Department in Houston and may be accessed on the Merrill Lynch Benefits OnLine® website.

Except as otherwise set forth in the Agreement, any RSUs granted hereunder that have not vested under the Vesting Schedule will be forfeited if and when you cease to be a director of the Company.

By signing this Grant Notice, you hereby agree to accept the above Award pursuant to the provisions of the Plan and the Agreement.

                            VALARIS LIMITED

By:                         Name:
                            Title:

ACCEPTED AND AGREED

By:
Name:
Date:

VALARIS LIMITED
2021 MANAGEMENT INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD
TERMS AND CONDITIONS
Valaris Limited, an exempted company incorporated under the laws of the Bermuda (the “Company”), has adopted the Valaris Limited Management Incentive Plan (as the same may be amended, the “Plan”). Capitalized terms not otherwise defined in the Agreement shall have the meaning given to such terms in the Plan. In furtherance of the purposes of the Plan, and pursuant thereto, the Award of RSUs and Dividend Equivalents has been granted under to the Plan to the Grantee as described in the Grant Notice, which must be executed by the Grantee to reflect the Grantee’s acceptance of the Award and the terms of the Agreement. The Company and the Grantee may be individually referred to herein as “Party” or collectively as “Parties”.

1)    Grant of RSUs and Dividend Equivalents. Subject to the terms, conditions and restrictions set forth in the Plan and those specified herein, the Company hereby grants the number of Restricted Stock Units (“RSUs”) and tandem Dividend Equivalents specified in the Grant Notice to the Grantee (the RSUs together with the Dividend Equivalents are the “Award”). Subject to Section 3(e) hereof, each RSU represents an unsecured promise of the Company to deliver one common share of the Company, par value $0.01 per share (“Share”) or the cash value of one Share as set forth in Section 3(d) to the Grantee pursuant to the terms and conditions of the Plan and the Agreement. Each tandem Dividend Equivalent represents a right to receive cash payments equivalent to the amount of cash dividends declared and paid on one Share after the Grant Date and before the Dividend Equivalent expires. RSUs and Dividend Equivalents are used solely as units of measurement, and are not Shares; the Grantee is not, and has no rights as, a shareholder of the Company by virtue of receiving the Award unless and until the RSUs are converted to Shares and transferred to the Grantee, as set forth herein.

2)    Transfer Restrictions. The Grantee shall not sell, assign, transfer, exchange, pledge, encumber, gift, devise, hypothecate or otherwise dispose of (collectively, “Transfer”) any RSUs or Dividend Equivalents granted hereunder other than by will or by the laws of descent and distribution. Any purported Transfer of RSUs or Dividend Equivalents in breach of the Agreement shall be void and ineffective, and shall not operate to Transfer any interest or title in the purported transferee.

3)    Vesting and Settlement of RSUs and Dividend Equivalents.

a)    Vesting of RSUs and Dividend Equivalents. Subject to these terms and conditions, the Grantee’s interest in the RSUs and tandem Dividend Equivalents granted hereunder shall vest on each vesting date set out in the Grant Notice (the “Vesting Date”), provided that the Grantee is still a director of the Company and has continuously been a director of the Company from the Grant Date through the Vesting Date, except as provided in Section 4. All RSUs that do not become vested as of the end of the vesting period shall be forfeited. Any Dividend Equivalents subject to the Agreement shall expire at the time the RSU with respect to which the Dividend Equivalent is in tandem (i) is vested and paid or, to the extent permitted by the Company deferred, (ii) is forfeited, or (iii) expires.

b)    Settlement of RSUs; No Deferral Election. With respect to any RSUs that vest hereunder that are not subject to a Deferral Election (as defined below), the Grantee shall become entitled to the number of Shares which have become vested as of each Vesting Date. Subject to Section 4 below, such Shares shall be delivered to or on behalf of the Grantee in exchange for vested RSUs on or prior to the 60th day immediately following the Vesting Date, and if applicable, shall be subject to any further transfer or other restrictions as may be required by a securities law or other applicable law as determined by the Company.

c)    Settlement of RSUs; Deferral Election in Effect. With respect to any RSUs that vest hereunder that are subject to a validly made election to defer the settlement thereof on a form provided by the Company (a “Deferral Election”), the Grantee shall become entitled to the number of Shares which have become vested as of each Vesting Date; however, subject to Section 4 below, such Shares shall be delivered to or on behalf of the Grantee in exchange for vested RSUs within 30 calendar days of the designated payment date set forth in the Deferral Election, and if applicable, shall be subject to any further transfer or other restrictions as may be required by a securities law or other applicable law as determined by the Company.

d)    Cash Settlement. Notwithstanding the foregoing, if the Grantee has made a valid election to cash settle any portion of the RSUs that vest hereunder on a form provided by the Company (a “Cash Election”), then in lieu of Shares, the Grantee shall receive a cash payment on the otherwise applicable settlement date equal to the Fair Market Value of the Shares underlying the RSUs that are subject to such Cash Election, with the remainder of the RSUs that vest hereunder settled in shares as outlined above. For purposes of this Section 3(d), the Fair Market Value shall be determined as of the date immediately preceding the settlement date.

e)    Payment of Dividend Equivalents; Voting Rights. Payments with respect to any Dividend Equivalents subject to the Agreement shall accrue in a bookkeeping account of the Company and be paid, without interest, upon settlement of the associated RSU. All rights with respect to, or in connection with, the RSUs shall be exercisable during the Grantee’s lifetime only by the Grantee. The Grantee shall not be entitled to any voting rights with respect to the RSUs.

f)    Adjustments. As provided in the Plan, in the event of any change in the number of Shares issued and outstanding by reason of any share dividend or split, reverse share split, recapitalization, consolidation, combination or exchange of shares or similar corporate change, then the number of RSUs granted under the Agreement shall be proportionately increased or reduced, as applicable, so as to prevent the enlargement or dilution of the Grantee’s rights and duties hereunder. The determination of the Committee regarding such adjustments shall be final and binding.

4)    Accelerated Vesting and Forfeiture Events.

a)    Change in Control. In the event of a Change in Control (as defined below), all then unvested RSUs shall immediately vest and be settled within 30 days after consummation of such Change in Control. As used herein, “Change in Control” means (i) a change in the ownership of the Company, which occurs on the date that any one person, or more than one person acting as a group, acquires ownership of Shares that, together with Shares held by such person or persons acting in concert, constitutes more than fifty percent (50%) of the total voting power of the Shares; (ii) a majority of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election; or (iii) a sale of all or substantially all of the assets of Company. Additionally, with respect to any RSUs and Dividend Equivalents that constitute a deferral of compensation under Section 409A of the Code, any such transaction must also constitute a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5).

Notwithstanding the foregoing, a “Change in Control” of the Company will not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial owners of the voting Shares immediately before such transaction or series of transactions continue to have a majority of the direct or indirect ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, either (A) own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions, or (B) are the ultimate parent with direct or indirect ownership of all of the voting Shares after such transaction or series of transactions. For further clarification, a “Change in Control” of the Company will not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions effected for the purpose of changing the place of incorporation or form of organization of the Company or the ultimate parent of the Company and its subsidiaries.

b)    Termination Following Corporate Transaction. If the Grantee’s directorship is terminated in connection with a merger, consolidation, business combination or other similar corporate transaction that is not a Change in Control, all then unvested RSUs shall immediately vest in full. Such date shall be the “Vesting Date” and the RSUs shall be settled as set forth in Section 3(b) or 3(c), as applicable.

c)    Termination Due to Cause; Termination to Join a Competitor. If the Grantee’s directorship is terminated for Cause (as defined in the Plan) or the director terminates his or her service on the Board to join a competitor of the Company (as determined in the sole discretion of the Committee), all of the then outstanding RSUs and tandem Dividend Equivalents, whether or not vested, shall be immediately forfeited and cancelled as of such termination of directorship date, and shall not vest or be paid in any respect, without the necessity of any notice or other further action.

d)    Other Terminations. If the Grantee’s directorship is terminated for any reason except as otherwise provided above in this Section 4, all of the then unvested RSUs shall be immediately forfeited and cancelled as of the termination of directorship date, and shall not vest in any respect, without the necessity of any notice or other further action. All vested RSUs and associated Dividend Equivalents shall be settled as set forth in Section 3 above.

5) Grantee’s Representations. Notwithstanding any provision hereof to the contrary, the Grantee hereby agrees and represents that the Grantee will not acquire any Shares or cash in lieu of Shares, and that the Company will not be obligated to issue any Shares or cash in lieu of Shares to the Grantee hereunder, if the issuance of such Shares or cash constitutes a violation by the Grantee or the Company of any law or regulation of any governmental authority. Any determination in this regard that is made by the Committee, in good faith, shall be final and binding. The rights and obligations of the Company and the Grantee hereunder are subject to all applicable laws and regulations.

6)    Tax Consequences; No Advice Regarding Grant. The vesting of the RSUs, the issuance of Shares or payment of cash with respect to vested RSUs, and the payment of Dividend Equivalents will likely have tax consequences. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan or the acquisition or sale of the Shares that may be issued under the Agreement. THE GRANTEE IS HEREBY ADVISED TO CONSULT WITH THE GRANTEE’S OWN PERSONAL TAX, LEGAL AND FINANCIAL ADVISERS REGARDING THE GRANTEE’S PARTICIPATION IN THE PLAN AND ANY TAX OR OTHER CONSEQUENCES ASSOCIATED WITH THIS AWARD.

7)     Code Section 409A Compliance. This Agreement is intended to be interpreted and applied so that the payments and benefits set forth herein shall, as applicable, comply with or are exempt from the requirements of Code Section 409A, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to the fullest extent possible to reflect and implement such intent. Notwithstanding anything in this Agreement to the contrary and to the extent the payments and benefits set forth herein are subject to Code Section 409A, a termination of service shall not be deemed to have occurred for purposes of any provision of this Agreement unless such termination is also a “separation from service” within the meaning of Code Section 409A. Notwithstanding any provision in this Agreement to the contrary, if on his or her termination of service, the Grantee is deemed to be a “specified employee” within the meaning of Code Section 409A, any payments or benefits due upon such termination of service that constitute a “deferral of compensation” within the meaning of Code Section 409A and which do not otherwise qualify under the exemptions under Treas. Reg. § 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treas. Reg. § 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided to the Grantee on the earlier of a date within 10 days after the date that is six (6) months after the Grantee’s separation from service or, if earlier, the date of the Grantee’s death.

8)    Data Privacy. The Grantee hereby acknowledges that the Grantee’s personal data as described in the Agreement and any other Award materials, may be collected, used and/or transferred in electronic or other form by and among, as applicable, the Company and its affiliates, for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, compensation, job title, any shares or directorships held in the Company or an affiliate, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (individually and collectively, “Data”).

    The Grantee understands that Data will be transferred to Merrill Lynch and Computershare or such other stock plan service providers as may be selected by the Company in the future, which are assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s home country. The Grantee authorizes the Company, Merrill Lynch, Computershare and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan.

9)    Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

10) Miscellaneous.

a)    No Fractional Shares. All provisions of the Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional Share, such fractional Share shall be rounded up to the next whole Share.

b)    No Directorship Rights. No provision of the Agreement or the Plan shall be construed to give the Grantee any right to remain a director of the Company, or to continue to provide services as a director, or in any manner to affect the right of the Board or the Company’s shareholders to terminate the Grantee’s Services at any time, with or without Cause.

c)    Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at its then current main corporate address (Attention: Corporate Secretary), and to the Grantee at his address indicated on the Company’s records, or at such other address and number as a Party has previously designated by written notice given to the other Party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

d)    Amendment, Termination and Waiver. The Agreement may be amended, modified, terminated or superseded; provided that any such action that materially impairs any rights or materially increases any obligations under the Award with respect to the Grantee may only be made with the consent of the Grantee. Any waiver of the terms or conditions hereof shall be made only by a written instrument executed and delivered by the Party waiving compliance. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company who is not the Grantee. The failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any Party of any term or condition herein, or the breach thereof, in one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term or condition.

e)    Severability. It is the desire of the Parties hereto that the Agreement be enforced to the maximum extent permitted by law, and should any provision contained herein be held unenforceable by a court of competent jurisdiction, the Parties hereby agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, it shall be deemed ineffective and deleted herefrom without affecting any other provision of the Agreement. The Agreement should be construed by limiting and reducing it only to the minimum extent necessary to be enforceable under then applicable law.

f)    Governing Law; Jurisdiction. Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of Texas.

g) Imposition of Other Requirements. The Company reserves the right to (i) impose other requirements regarding participation in the Plan, with respect to the Agreement and on any Shares acquired under the Plan, to the extent that the Company determines it is necessary or advisable in order to (A) comply with applicable laws, including, the country where the Grantee resides, or (B) facilitate the administration of the Plan, and (ii) require the Grantee to sign any additional agreements or undertakings that are reasonably necessary to accomplish the foregoing.

h)    The Grantee’s Acknowledgment. The Grantee represents and acknowledges that (i) the Grantee is knowledgeable and sophisticated as to business matters, including the subject matter of the Agreement, (ii) the Grantee has read the Agreement and understands its terms and conditions, (iii) the Grantee has had ample opportunity to discuss the Agreement with the Grantee’s legal counsel, if so desired, prior to execution of the Agreement, and (iv) no strict rules of construction shall apply for or against the drafter of the Agreement or any other Party.

i)    Survival of Certain Provisions. Wherever appropriate to the intention of the Parties, the respective rights and obligations of the Parties hereunder shall survive any termination or expiration of the Agreement or the termination of the Grantee’s directorship.

j)    Successors and Assigns. The Agreement shall bind, be enforceable by, and inure to the benefit of, the Parties and their permitted successors and assigns as determined under the terms of the Agreement and the Plan.

k)    Counterparts. The Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

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